Exhibit 99.1

RumbleOn Announces Filing of Definitive Proxy Statement and Date for Special Meeting of Shareholders Relating to Previously Announced Business Combination with RideNow

Special Meeting of Shareholders to be held on July 30, 2021 at 8:00 a.m. CT

DALLAS - RumbleOn, Inc. (NASDAQ: RMBL), the e-commerce company using innovative technology to simplify how dealers and consumers buy, sell, trade or finance pre-owned vehicles, today announced that it has filed its definitive proxy statement and will hold a special meeting of its shareholders (“Special Meeting”) to consider and vote on matters relating to the proposed business combination with RideNow (the “Transaction”) as disclosed in the definitive proxy statement. The definitive proxy statement is dated July 1, 2021 and, together with the accompanying proxy card, is first being mailed or otherwise delivered to RumbleOn stockholders as of June 21, 2021, the record date for the special meeting, on or about July 1, 2021.

A special meeting of RumbleOn stockholders will be held on Friday, July 30, 2021 at 8:00 a.m., Central time, at RumbleOn’s headquarters, 901 W. Walnut Hill Lane, Irving, Texas 75038 in Conference Room A, to consider and vote on the proposals related to the Transaction. Only shareholders of RumbleOn Class A and Class B common stock at the close of business on the record date are entitled to notice of and to vote at the Special Meeting.

Instructions on how to attend, participate in and vote at the Special Meeting are included in the definitive proxy statement, which is available without charge on the SEC’s website at https://www.sec.gov. RumbleOn encourages you to read the proxy statement carefully in its entirety, including the annexes attached thereto and the documents incorporated by reference therein. You should also carefully review the information in the proxy statement under the section titled “Risk Factors” and the risk factors included in the documents incorporated by reference in the proxy statement.

About RumbleOn

Founded in 2017, RumbleOn (NASDAQ: RMBL) is an ecommerce company using innovative technology to aggregate and distribute pre-owned automotive and powersport vehicles to and from both consumers and dealers, 100% online. RumbleOn is disrupting the pre-owned vehicle supply chain by providing dealers with technology solutions such as virtual inventory, and a 24/7 distribution platform, and consumers with an efficient, timely and transparent transaction experience. Whether buying, selling, trading or financing a vehicle, RumbleOn enables dealers and consumers to transact without geographic boundaries in a transparent, fast and friction-free experience. For more information, please visit http://www.rumbleon.com.

About RideNow

Founded in 1983, RideNow has grown into the largest powersports retailer group in the United States through its dealership consolidation strategy. RideNow complements its vehicle sales with complete parts, service, accessories, and after sales offerings. For more information, please visit https://www.ridenow.com.

Additional Information about the Transaction and Where to Find It

In connection with the Transaction, on July 1, 2021, RumbleOn filed with the SEC, its definitive proxy statement. RumbleOn will mail the definitive proxy statement and a proxy card to each RumbleOn stockholder entitled to vote at the meeting of stockholders relating to the Transaction. INVESTORS AND STOCKHOLDERS OF RUMBLEON ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT RUMBLEON WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT RUMBLEON, RIDENOW, AND THE TRANSACTION. The definitive proxy statement and other relevant materials in connection with the Transaction (when they become available), and any other documents filed by RumbleOn with the SEC, may be obtained free of charge at the SEC’s website (www.sec.gov) or by visiting RumbleOn's investor resources section at www.rumbleon.com. The information contained on, or that may be accessed through, the websites referenced in this press release is not incorporated by reference into, and is not a part of, this press release.

Participants in the Solicitation

RumbleOn and its directors and executive officers may be deemed participants in the solicitation of proxies from RumbleOn’s stockholders with respect to the Transaction. A list of the names of those directors and executive officers and a description of their interests in RumbleOn are included in the definitive proxy statement relating to the Transaction and available at www.sec.gov. Additional information regarding the interests of such participants is contained in the definitive proxy statement relating to the Transaction. Information about RumbleOn’s directors and executive officers and their ownership of RumbleOn’s common stock is set forth in the definitive proxy statement and in RumbleOn’s Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the SEC on March 31, 2021. Other information regarding the interests of the participants in the proxy solicitation is included in the definitive proxy statement relating to the Transaction. These documents can be obtained free of charge from the sources indicated above.

No Offer or Solicitation

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, by RumbleOn, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful before the registration or qualification under the securities laws of such state. Any offering of the securities will only be by means of a statutory prospectus meeting the requirements of the rules and regulations of the SEC and applicable law.

Forward Looking Statements

Certain statements made in this press release are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “target,” “believe,” “expect,” “will,” “shall,” “may,” “anticipate,” “estimate,” “would,” “positioned,” “future,” “forecast,” “intend,” “plan,” “project,” “outlook”, and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Examples of forward-looking statements include, among others, statements made in this press release regarding the proposed transactions contemplated by the definitive agreement, including the benefits of the Transaction, revenue opportunities, anticipated future financial and operating performance, and results, including estimates for growth, and the expected timing of the Transaction. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on management’s current beliefs, expectations, and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of RumbleOn's control. Actual results and outcomes may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results and outcomes to differ materially from those indicated in the forward-looking statements include, among others, the following: (1) the occurrence of any event, change, or other circumstances that could give rise to the termination of the Transaction; (2) the failure to obtain debt and equity financing required to complete the Transaction; (3) failure to obtain the OEM approvals; (4) the inability to complete the Transaction, including due to failure to obtain approval of the stockholders of RumbleOn, certain regulatory approvals, or satisfy other conditions to closing in the definitive agreement; (5) the impact of COVID-19 pandemic on RumbleOn's business and/or the ability of the parties to complete the Transaction; (6) the risk that the Transaction disrupts current plans and operations as a result of the announcement and consummation of the Transaction; (7) the ability to recognize the anticipated benefits of the Transaction, which may be affected by, among other things, competition, the ability of management to integrate the combined company's business and operation, and the ability of the parties to retain its key employees; (8) costs related to the Transaction; (9) changes in applicable laws or regulations; (10) risks relating to the uncertainty of pro forma and projected financial information with respect to the combined company; and (11) other risks and uncertainties indicated from time to time in the definitive proxy statement filed with the SEC relating to the Transaction, including those under “Risk Factors” therein, and in RumbleOn's other filings with the SEC. RumbleOn cautions that the foregoing list of factors is not exclusive. RumbleOn cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. RumbleOn does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions, or circumstances on which any such statement is based, whether as a result of new information, future events, or otherwise, except as may be required by applicable law. Neither RumbleOn nor RideNow gives any assurance that after the Transaction the combined company will achieve its expectations.

Investor Relations:
The Blueshirt Group
Hilary Sumnicht
investors@rumbleon.com

Source: RumbleOn, Inc.